May 2012

www.nhireit.com

HIGHLIGHTS
Healthcare REIT – 127 properties – 24 states Total Return to Shareholders: 94.45% for the past 3 fiscal years.
▪ Strong diversified portfolio ▪ Focus on need driven senior housing properties ▪ Attractive investment opportunities in the marketplace	▪ Low leverage balance sheet ▪ Growing dividends annually since 2001 ▪ Increasing cash flow annually from lease escalators
STRATEGY

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Focus on senior housing real estate with top-tier operators

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Prioritize direct referrals and growth with existing tenants over brokered deals

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Diversify portfolio with private pay and priority given to AL and newer SNF with high Private and Medicare potential

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Other investment opportunities: 2nd Mortgage Lending & Construction lending w/ purchase option

INVESTMENTS

GEOGRAPHIC DIVERSIFICATION

REVENUE BY INVESTMENT TYPE Three Months Ended March 31, 2012

TENANT CONCENTRATION Three Months Ended March 31, 2012
Diversified tenant mix with both public and privately-held companies

LARGEST TENANT – NHC

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Strongest Balance Sheet in the Senior-Housing public company operating space

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National HealthCare Corporation (“NHC”), a publicly-held company, founded in 1971, provides services to 75 long-term health care centers with 9,456 beds. NHC's affiliates also operate 36 homecare programs, six independent living centers and 17 assisted living communities. NHC's other services include Alzheimer's units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties

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NHI is NHC’s only landlord

NHC financial highlights based on their most recent SEC filings
(*in millions*)

		2011		2010		2009
Revenue	$	773.5	$	720.7	$	673.2
EBITDAR	$	162.5	$	143.8	$	128.6
NHI Lease Service	$	36.0	$	35.2	$	34.8
Cash and Cash equivalents	$	61.0	$	28.5	$	39.0
Restricted cash	$	50.6	$	52.0	$	96.9
Marketable securities	$	85.1	$	85.1	$	71.3
Restricted marketable securities	$	83.6	$	70.9	$	19.4
Equity	$	611.7	$	561.1	$	525.8
Debt	$	10.0	$	10.0	$	10.0
Debt/Total Book Capitalization		1.61%		1.75%		1.87%

NHI CAPITALIZATION & LIQUIDITY

FINANCIAL HIGHLIGHTS

FFO RECONCILIATION